UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2010

ALION SCIENCE AND TECHNOLOGY CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	333-89756	54-2061691
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 West 35th Street, Chicago, IL 1750 Tysons Boulevard, Suite 1300, McLean, VA	60616 22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 567-4000

Registrant’s telephone number, including area code: (703) 918-4480

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of July 16, 2010, General Michael V. Hayden, (Ret.) was elected to the Board of Directors of Alion Science and Technology Corporation (the “Registrant”) and was appointed to the Registrant’s Corporate Governance and Compliance Committee.

General Hayden is a retired United States Air Force General and is a former Director of the National Security Agency, a former Director of the Central Intelligence Agency, and a former Principal Deputy Director of National Intelligence.  General Hayden entered active duty in 1969 after earning a bachelor’s degree in history in 1967 and a master’s degree in modern American history in 1969, both from Duquesne University.  He is a distinguished graduate of the university’s ROTC program.  General Hayden served as Commander of the Air Intelligence Agency and as Director of the Joint Command and Control Warfare Center. He has also served in senior staff positions at the Pentagon, Headquarters U.S. European Command, National Security Council and the U.S. Embassy in the People’s Republic of Bulgaria. Hayden also served as Deputy Chief of Staff, United Nations Command and U.S. Forces Korea, Yongsan Army Garrison, South Korea.  He currently serves as a Distinguished Visiting Professor at George Mason University School of Public Policy and as a Principal at the Chertoff Group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2010

ALION SCIENCE AND TECHNOLOGY
CORPORATION

By: /s/ Thomas E. McCabe
Name: Thomas E. McCabe
Title: Senior Vice President,
General Counsel and Secretary

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